Exhibit 99.1

                BROOKS AUTOMATION REPORTS RESULTS FOR FISCAL 2005
                        THIRD QUARTER ENDED JUNE 30, 2005

     CHELMSFORD, Mass., Aug. 1 /PRNewswire-FirstCall/ -- Brooks Automation, Inc. (Nasdaq: BRKS), which develops and produces hardware, software and systems that enable manufacturing efficiencies for the semiconductor and other complex manufacturing industries, today announced results for its third quarter of fiscal 2005 ended June 30, 2005.

     Revenues for the third quarter of fiscal 2005 were $113.8 million, a 12.1 percent sequential decrease from the preceding quarter revenues of $129.5 million and a decline of 26.0 percent from a year ago revenues of $153.8 million for the same period. Bookings during the quarter were $93.9 million, a sequential decrease of 18.4 percent over the preceding quarter reported bookings of $115.1 million.

     Net income for the third quarter of fiscal 2005 on a GAAP ("Generally Accepted Accounting Principles") basis was $0.9 million, or $0.02 earnings per diluted share, which compares to a loss in the immediately preceding quarter of $2.5 million, or $0.06 loss per share. The net impact on EPS in the third quarter from the charges related to restructuring and amortization of acquired intangible assets was $0.04 per share. The net impact on EPS in the second quarter from charges related to restructuring, amortization of acquired intangible assets and other charges was $0.18 per share.

     Edward C. Grady, president and chief executive officer of Brooks Automation, said "The business environment was relatively soft going into our third quarter and remains so as we enter the current quarter. Software orders in particular were much lighter than expected in the past quarter. We recognized the possibility of a timing impact entering the quarter but the magnitude was greater than anticipated. While revenues in the third quarter were slightly below our guidance primarily due to push-outs by two key software customers, we met guidance for earnings and maintained a strong balance sheet. During the quarter, we continued to focus on meeting customer commitments, staying on track with new product development and introductions, and controlling expenses. We displayed many of our new and future products to our top customers at SEMICON West in July and received a very favorable response. We continued to make significant progress in positioning Brooks as a key outsourcing partner to major tier one OEM customers, especially in the vacuum automation market. I am particularly proud of the milestone that our team achieved by shipping our new MagnaTran(TM) vacuum robot for use by a major OEM on one of its market-leading tool platforms. We believe the outsourcing trend by large OEMs will continue, and Brooks is working to be the supplier of choice for these customers by leveraging our leading technology, attractive cost of ownership and strong customer support."

     Mr. Grady commented on the financial outlook for the next quarter. "While we expect the business environment to remain challenging in our fiscal fourth quarter ending on September 30, 2005, we do see indications that order rates and shipments in the December quarter should improve. We expect revenues for Brooks in the September quarter to be in the range of $100 to $105 million, or down approximately 10% compared to our quarter just ended, with net income reflecting the lower revenues with GAAP loss per share of $0.07 to $0.13. Restructuring, amortization of acquired intangible assets and other charges are estimated to account for $0.03 per share. Bookings, which have been difficult to forecast, are expected to be flat-to-up 5 percent in the next quarter. During the June quarter we took actions to reduce cost and we expect to continue these actions as we convert our Jena facility in Germany from primary manufacturing to a local final integration center by the end of the quarter."

     "On a separate note," continued Mr. Grady, "we are excited by the upcoming acquisition of Helix Technology, which we announced on July 11. Upon completion, which is expected in the fourth calendar quarter of 2005, I believe this transaction will significantly strengthen the financial performance of Brooks throughout the business cycles while improving our position as a major vacuum systems supplier for top tier OEM customers. We expect this transaction to be significantly accretive to Brooks' earnings in our fiscal year 2006. We are excited by the opportunities presented by this strategic combination with Helix as we continue to focus on bringing value to our shareholders, employees and customers."

     Completion of the Helix acquisition is subject to the applicable Hart-Scott-Rodino waiting period, stockholder approval of each company and other customary closing conditions.

     Business Segment Data
     The following table (unaudited) summarizes the three business segments of Brooks for fiscal Q3.

                                                                   Factory         Factory
                                                  Equipment      Automation      Automation
                                                 Automation       Hardware        Software         Total
                                                ------------    ------------    ------------    ------------
Three months ended June 30, 2005:
  Revenues, in thousands                        $     69,385    $     21,938    $     22,437    $    113,760
  Gross margin, in thousands                    $     18,864    $      5,789    $     15,432    $     40,085
  Gross margin, %                                       27.2%           26.4%           68.8%           35.2%
  Operating margin, in thousands                $      3,107    $        383    $         23    $      3,513
  Amortization of acquired
   intangible assets                                                                            $        737
  Restructuring charges                                                                         $        928
  Total income from continuing operations                                                       $      1,848

     In Q3, the Company sold substantially all of the assets of its Specialty Equipment and Life Sciences Division, previously reported in the "Other" business segment, and has adjusted its financial statements accordingly to reflect this business as a discontinued operation.

     Q3 Fiscal 2005 Highlights
          *    Captured 12 new design-in wins at OEM customers in Q3.
          * Shipped new MagnaTran 8(TM) vacuum transfer robot to major OEM in North America, displacing the OEM's current internally-developed robot.
          * Received acceptance of new Marathon 2(TM) vacuum transport system from Asian customer.
          * Shipped first production HX vacuum system for Gen-7 flat panel OEM customer in Korea.
          * Shipped evaluation units of new Jet(TM) atmospheric equipment front end module (EFEM) to two customers.
          * Captured 6 new design-in wins for lithography automation from customers in North America, Asia and Europe.
          * Booked new order from a Korean Gen-7 LCD customer for Material Control System (MCS) software, the second major LCD customer using Brooks' MCS in Korea.
          * Booked new order for FACTORYworks(TM) Manufacturing Execution System (MES) from high tech customer in China, continuing Brooks Software success in this important region.
          * Participated in SAP's SAPPHIRE '05 international customer conference in Boston, MA, May 17-19, showcasing the interoperability of Brooks Manufacturing and SAP Business Applications.
          * Announced the certification of Brooks' Integration Gateway through SAP's "Powered by SAP NetWeaver(TM)" program. The Integration Gateway will enable interoperability of Brooks' real-time manufacturing software with SAP's business solutions.

     Conference Call and Webcast
     Brooks Automation will host a conference call at 4:15 p.m. Eastern, August 1, 2005 to review its third fiscal quarter results. On the call, management will discuss the information contained in this announcement and answer related questions.

     Conference Call Date:    Monday, August 1, 2005
     Time:                    4:15 p.m. Eastern

     Dial in #:               (719) 457-2630
     Passcode:                8030472

     A live Webcast of this conference call will be available in the investor relations section of the Brooks Automation web site, http://investor.brooks.com under the title "Brooks Automation Fiscal 2005 Third Quarter Earnings Webcast." An archive of this Webcast will be made available following the conference call, and can be accessed for at least the next twelve months on the section for Webcasts at http://investor.brooks.com under the title "Brooks Automation Fiscal 2005 Third Quarter Earnings Webcast." A telephone replay will also be made available following the call at the following number: (719) 457-0820 beginning at 7:00 p.m. Eastern, Monday, August 1, 2005, and available 7 days. The passcode for the replay is 8030472.

     About Brooks Automation, Inc.
     Brooks Automation (Nasdaq: BRKS) is a leading worldwide provider of automation solutions to the global semiconductor and related industries. The company's factory and tool automation hardware, software and professional services can manage every wafer, reticle and data movement in the fab, helping customers improve throughput and yield while reducing both cost and time to market. Brooks products and services are used in virtually every fab in the world as well as by many customers in industries outside of semiconductor manufacturing. For more information, visit http://www.brooks.com.

     Participants in Solicitation
     Brooks, Helix and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Brooks and Helix stockholders in respect of the proposed transaction. Information regarding Brooks' participants is available in Brooks' Annual Report on Form 10-K for the year ended September 30, 2004, and the proxy statement, dated January 10, 2005, for its 2005 annual meeting of stockholders, which are filed with the SEC. Information regarding Helix's participants is available in Helix's Annual Report on Form 10-K for the year ended December 31, 2004, and the proxy statement, dated May 2, 2005, for its 2005 annual meeting of stockholders, which are filed with the SEC. Additional information regarding interests of such participants will be included in the Registration Statement containing the Joint Proxy Statement/Prospectus to be filed with the SEC.

     "Safe Harbor" Statement under Section 21E of the Securities Exchange Act of 1934:
     Some statements in this release are forward-looking statements made under
Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our bookings, revenues, and profit and loss expectations, expected restructuring charges and other charges, our future business strategy and market opportunities, level of capital expenditures and bookings expectations in the semiconductor and discrete manufacturing industries, demand for our products, purchasing and manufacturing trends among semiconductor manufacturing OEMs, the benefits of the proposed transaction with Helix and the outlook of the semiconductor and discrete manufacturing industries. Factors that could cause results to differ from our expectations include the following: our dependence on the cyclical semiconductor industry; the possibility of downturns in market demand for electronics; our possible inability to meet increased demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; a decision by semiconductor manufacturing OEMs not to outsource increasing amounts of their manufacturing operations; our ability to continue to effectively implement our flexible manufacturing model and our supply chain consolidation; the highly competitive nature and rapid technological change that characterizes the industries in which we compete; decisions by customers to accelerate delivery under or to cancel or defer orders that previously had been accepted; decisions by customers to reject the products we ship to them; the possibility that we may not be able to fulfill customer orders within a period of time acceptable to them; the acceptance of our software products and services in industries outside of the semiconductor industry; the fact that design-in wins do not necessarily translate to significant revenue; the timing and effectiveness of restructuring, cost-cutting and expense control measures; intense price competition; disputes concerning intellectual property; the risk that the Helix acquisition will not be completed because a closing condition will not be satisfied; our ability to successfully integrate Helix's operations and employees; the risk that the cost savings and any other synergies from the Helix acquisition may not be fully realized or may take longer to realize than expected; the risk that possible disruption from the Helix acquisition will make it more difficult to maintain relationships with customers and employees; continuing uncertainties in global political and economic conditions, especially arising out of conflict in the Middle East; and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to Brooks' Annual Report on Form 10-K, current reports on Form 8-k and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

     All trademarks contained herein are the property of their respective owners.

     Contact:
      Mark Chung
      Director of Investor Relations
      Brooks Automation, Inc.
      Telephone: (978) 262-2459
      mark.chung@brooks.com

                             BROOKS AUTOMATION, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                               June 30,     September 30,
                                                                 2005           2004
                                                             ------------   -------------
ASSETS
Cash, cash equivalents and marketable
 securities                                                  $    301,637   $     255,367
Accounts receivable, net                                           90,982         124,004
Inventories                                                        57,708          71,891
Other current assets                                               14,105           9,873

     Total current assets                                         464,432         461,135

Property, plant and equipment, net                                 56,517          58,810
Long-term marketable securities                                    48,087          73,743
Intangible assets, net                                             66,678          68,963
Other assets                                                        4,755           8,388

          Total assets                                       $    640,469   $     671,039

LIABILITIES, MINORITY INTERESTS AND
 STOCKHOLDERS' EQUITY
Current liabilities                                          $    136,181   $     166,998
Convertible subordinated notes                                    175,000         175,000
Other long-term liabilities                                        12,087          15,228

          Total liabilities                                       323,268         357,226

Minority interests                                                    991             918

Stockholders' equity                                              316,210         312,895

            Total liabilities,
             minority interests and
             stockholders' equity                            $    640,469   $     671,039

     Cash, cash equivalents, short-
      term and long-term marketable
      securities
        June 30, 2005                                        $    349,724
        March 31, 2005                                       $    351,214
        December 31, 2004                                    $    338,377
        September 30, 2004                                   $    329,110
        June 30, 2004                                        $    321,385
        March 31, 2004                                       $    309,808

                             BROOKS AUTOMATION, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                                Three months ended               Nine months ended
                                                     June 30,                        June 30,
                                           ----------------------------    ----------------------------
                                               2005            2004            2005            2004
                                           ------------    ------------    ------------    ------------
Revenues                                   $    113,760    $    153,787    $    360,447    $    372,709
Cost of revenues                                 73,675          96,512         234,436         234,575

Gross profit                                     40,085          57,275         126,011         138,134

Operating expenses:
  Research and development                       16,069          16,520          48,075          48,542
  Selling, general and
   administrative                                20,503          22,385          60,695          62,143
  Amortization of acquired
   intangible assets                                737             912           2,364           2,772
  Restructuring and acquisition-
   related charges                                  928             884           9,487           3,052
                                                 38,237          40,701         120,621         116,509

Income from continuing operations                 1,848          16,574           5,390          21,625

Interest expense (income), net                       90           1,138             646           3,654
Other (income) expense, net                        (640)            339            (706)            536

Income from continuing operations
 before income taxes and minority
 interests                                        2,398          15,097           5,450          17,435

Income tax provision                              1,251           2,711           4,265           5,553

Income from continuing operations
 before minority interests                        1,147          12,386           1,185          11,882

Minority interests in income
 (loss) of consolidated subsidiary                 (136)            (65)             72             184

Income from continuing operations                 1,283          12,451           1,113          11,698

Loss from discontinued operations,
 net of income taxes                               (357)           (123)         (3,554)         (2,007)

Net income (loss)                          $        926    $     12,328    $     (2,441)   $      9,691

Basic income (loss) per share from
 continuing operations                     $       0.03    $       0.28    $       0.02    $       0.28
Basic income (loss) per share from
 discontinued operations                          (0.01)          (0.00)          (0.08)          (0.05)
Basic income (loss) per share              $       0.02    $       0.28    $      (0.05)   $       0.23

Diluted income (loss)  per share
 from continuing operations                $       0.03    $       0.28    $       0.02    $       0.27
Diluted income (loss) per share
 from discontinued operations                     (0.01)          (0.00)          (0.08)          (0.05)
Diluted income (loss) per share            $       0.02    $       0.27    $      (0.05)   $       0.23

Shares used in computing earnings
 (loss) per share
  Basic                                          44,999          44,562          44,857          42,458
  Diluted                                        45,216          44,983          45,124          43,011

SOURCE  Brooks Automation, Inc.
    -0-                             08/01/2005
    /CONTACT: Mark Chung, Director of Investor Relations of
Brooks Automation, Inc., +1-978- 262-2459, mark.chung@brooks.com/
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.brooks.com/